UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2026 (June 3, 2026)

Brand Engagement Network Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1574798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave, Suite 210 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 757-3650

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BNAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed in Current Reports on Form 8-K filed on April 22, 2026 and May 11, 2026, Brand Engagement Network, Inc. (“BEN” or the “Company”) entered into a letter agreement and reseller arrangements with HighTide Energy, Inc. d/b/a Accelevate Solutions (“Accelevate”) in connection with a strategic investment and commercial collaboration in the commercial fleet sector. Pursuant to the commercial arrangements, the parties agreed to mutual resale and distribution rights for their respective AI-enabled products and services across specified territories.

On May 30, 2026, the Company closed its previously disclosed investment in Accelevate pursuant to a Securities Purchase Agreement (the “Agreement”), under which the Company acquired 243,309 shares of Accelevate common stock, par value $0.001 per share, at a purchase price of $4.11 per share, for an aggregate purchase price of $1,000,000. Accelevate also issued to the Company a warrant to purchase an additional 243,309 shares of common stock at an exercise price of $4.11 per share, exercisable for a period of one year from issuance. The Company has stated its intent to exercise the warrant, which would result in an additional $1,000,000 investment.

Of the $1,000,000 aggregate purchase price, $250,101 was previously paid at the signing of the letter agreement dated April 22, 2026, and the remaining $749,899 was paid on June 3, 2026 by wire transfer. The agreement also reflects a correction to a prior subscription agreement, confirming that the correct per-share purchase price is $4.11.

The Securities Purchase Agreement contains customary representations and warranties of the parties, post-closing covenants, and indemnification provisions in favor of the Company. The foregoing description is qualified in its entirety by reference to the full text of the Agreement, filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference. The securities were issued in reliance upon exemptions from the registration requirements of the Securities Act of 1933, as amended.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

●	10.1	Securities Purchase Agreement, dated May 30, 2026, by and between Brand Engagement Network, Inc. and HighTide Energy, Inc. d/b/a Accelevate Solutions.
●	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Brand Engagement Network Inc.

Dated: June 3, 2026	By:	/s/ Tyler Luck
	Name:	Tyler Luck
	Title:	Chief Executive Officer